Exhibit 10.1

PRE-INCORPORATION AGREEMENT

Agreement made as of this 20 day of March, 2009, by and among ZHU, Mingzi  (“Zhu”), HHM International, Inc. (“HHM”), a company incorporated in British Virgin Islands,  and Asher S. Levitsky, Trustee of the Asher S. Levitsky P.C. Defined Benefit Plan (“Levitsky,” and, together with Zhu and HHM, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties desire to form a corporation in the United States with the intention of conducting business and making acquisitions in the Peoples’ Republic of China (the “PRC”); and

WHEREAS, the parties desire to provide for the equity ownership of such corporation and the initial officers and director of the corporation;

WHEREFORE, the Parties do hereby agree as follows:

1. The Parties agree that they will form a corporation under the laws of the State of Delaware to be named NewTech Enterprise Management, Inc. or such other name as may be acceptable to Zhu.  Such corporation is referred to as the “Company.”

2. Upon the formation of the Company, Zhu will be the sole director and he will be elected as chief executive officer.

3. Initially the stock in the Company will be held as follows:  Zhu and his designees – 96%, HHM – 2%, Levitsky – 2%.  The shares held by Zhu and his designees shall include any stock that is issued by the Company pursuant to a Form S-1 or other registration statement under the United States Securities Act of 1933, as amended.  The shares to be issued to the Parties are referred to as the “Shares.”

4. The Parties shall pay the following consideration for their Shares:

Zhu – RMB 700
HHM – RMB 700
Levitsky – $100

5. Until the Company completes a registered offering in the United States, no physical certificates shall be issued with respect to the Shares.  The ownership of the Shares will be reflected in a book entry.

6. Until the Company completes the first acquisition and any financing in connection with or relating to the first acquisition, any shares of capital stock that are issued (including shares that are issued or issuable upon conversion of preferred stock or warrants or other convertible securities) shall reduce the percentage of the shares held by Zhu and his designees.  Thereafter, all shares will be diluted proportionately.

7. Each Party represents that he is an accredited investor, as defined in Rule 501 of the United States Securities and Exchange Commission, that he is acquiring the Shares for his own account (which, in the case of Levitsky is for the account the Asher S. Levitsky P.C. Defined Benefit Plan) and not with a view to the sale or distribution of the Shares (without prejudice to any sale pursuant to Rule 144 of the Commission), that such Party understands that the Shares are restricted securities, as defined in said Rule 144, and may not be sold except pursuant to an effective registration statement or an exemption from registration and that the certificates for the Shares will bear the Company’s standard investment legend, and the such Party has no registration rights with respect to the Shares.

8. Zhu and HHM each represents that he is not a U.S. Person, as defined in Regulation S of the SEC and he is not acquiring the shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Shares; provided, however, that they  may sell or otherwise dispose of the Shares pursuant to registration thereof under the Securities Act and any applicable state securities laws or under an exemption from such registration requirements.

9. The Parties understand that Levitsky, in his individual capacity is of counsel to, laws firms that will perform legal services for the Company, and that the Company will pay such firms for legal services in accordance with agreements with such firms.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first aforesaid.

Address, e-mail and fax number	Signature
Room 901 No. 7 Lane 388 East Zinjian Road Shanghai, PRC	/s/ Zhu Mingzi ZHU, Mingzi

CitiGroup Tower 14/F 33 Hua Yuan Shi Qiao Road Shanghai Pudong New Area PRC, 200120	HHM INTERNATIONAL, INC. By: /s/ Haimei Huang Haimei Huang, Owner

61 Broadway; 32nd floor New York, New York 10006 e-mail: alevitsky@srff.com fax: (212) 930 9725	ASHER S. LEVITSKY P.C. DEFINED BENEFIT PLAN By: /s/ Asher S. Levitsky Asher S. Levitsky, Trustee